Exhibit 3.6

FORM OF

LIMITED LIABILITY COMPANY AGREEMENT

OF

AMGP GP LLC

DATED AS OF                       , 2017

i

6.9	Officers; Agents	19
6.10	Amendments to the AMGP Partnership Agreement	21
6.11	Restrictions Regarding General Partner Interest	21
6.12	Benefit Plans	21
6.13	Member Approval Rights	21

ARTICLE VII. LIABILITY AND INDEMNIFICATION		22

7.1	Indemnification	22
7.2	Limitation of Liability of Indemnitees	24

ARTICLE VIII. TRANSFERS OF UNITS		25

8.1	General Restrictions	25
8.2	Substitute Members	25
8.3	Effect of Admission as a Substitute Member	25
8.4	Consent	26
8.5	No Dissolution	26
8.6	Additional Members	26

ARTICLE IX. DISSOLUTION AND TERMINATION		26

9.1	Events Causing Dissolution	26
9.2	Final Accounting	26
9.3	Distributions Following Dissolution and Termination	26
9.4	Termination of the Company	27
9.5	No Action for Dissolution	27
9.6	Redemption of Company Interests	27

ARTICLE X. ACCOUNTING; BOOKS AND RECORDS		28

10.1	Fiscal Year and Accounting Method	28
10.2	Books and Records	28
10.3	Delivery to Members; Inspection	28
10.4	Non-Disclosure	28

ARTICLE XI. OTHER BUSINESS OF MEMBERS		29

11.1	Other Investments	29
11.2	Survival	30
11.3	Validity	30
11.4	Limitations on Liability	30

ARTICLE XII. MISCELLANEOUS		30

12.1	Waiver of Default	30
12.2	Amendment	30

ii

12.3	No Consideration in Respect of Transfers of General Partner Interest of the Partnership	31
12.4	No Third Party Rights	32
12.5	Invalidity of Provisions	32
12.6	Nature of Interest in the Company	32
12.7	Binding Agreement	32
12.8	Headings	32
12.9	Word Meanings	32
12.10	Counterparts	32
12.11	Entire Agreement	33
12.12	Partition	33
12.13	Applicable Law	33
12.14	Venue	33

iii

LIMITED LIABILITY COMPANY AGREEMENT
OF
AMGP GP LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of AMGP GP LLC, a Delaware limited liability company (the “Company”), is made and entered into as of the       day of                  , 2017, by and among each of the Persons executing this Agreement on the signature pages hereto as a member (together with such other Persons that may hereafter become members as provided herein, referred to collectively as the “Members” or, individually, as a “Member”).

WHEREAS, the Company was formed on April 18, 2017 as a limited liability company under the Act (as defined below) by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware; and

WHEREAS, the Members desire to enter into this Agreement to set forth certain terms and conditions relating to their interests in the Company;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

ARTICLE I.
DEFINITIONS

As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Affiliate” means, (a) with respect to any natural Person, (i) such Person’s spouse, lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy) and (ii) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such Person, such Person’s spouse or such Person’s lineal descendants (whether by blood or adoption) or heirs (whether by will or intestacy), and (b) with respect to any Person that is not a natural Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question,.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, a limited partner of a limited partnership shall not be considered an Affiliate of such limited partnership solely by virtue of its limited partner interests in the limited partnership, absent possession of “control” as described in the immediately preceding sentence.  Notwithstanding the foregoing, for purposes of calculating the Qualifying Interest of Warburg or Yorktown, such Person’s Affiliates shall only include other investment funds that directly or indirectly through one or more intermediaries control, are controlled by or are under common control with the Person in question.

“Agreement” means this Limited Liability Company Agreement of AMGP GP LLC, as it may be amended, supplemented or restated from time to time. The Agreement constitutes a “limited liability company agreement” as such term is defined in the Act.

“AMGP Common Shares” means common shares in the Partnership having the rights and obligations specified in the AMGP Partnership Agreement.

“AMGP Limited Partners” means the Limited Partners of the Partnership as such term is defined in the AMGP Partnership Agreement.

“AMGP Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as such agreement may be further amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Antero Midstream” means Antero Midstream Partners LP, a Delaware limited partnership.

“ARI Holders” means the members of Antero Resources Investment LLC on the date hereof and their respective successors.

“Audit Committee” has the meaning set forth in Section 6.6(c).

“Authorized Representative” has the meaning set forth in Section 5.3.

“Bad Faith” means, with respect to any determination, action or omission of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was adverse to the interest of the Company.

“Board” means the Board of Directors of the Company.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of New York or Colorado shall not be regarded as a Business Day.

“Capital Account” means each Member’s capital account described in Section 3.3.

“Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Change of Control” means, the occurrence in one transaction or a series of related transactions of any of the following: (a) a Disposition of Membership Interests, merger or similar transaction involving the Partnership in which the holders of record and beneficial owners of the Membership Interests immediately prior to such Disposition, merger or similar transaction do not, immediately after such transaction, own Membership Interests representing a majority of the outstanding voting power (based on the right to directly or indirectly (through a parent company or otherwise) to elect directors or managers) of the Partnership or the surviving entity, (b) the

Disposition, directly or indirectly, of all or substantially all of the assets of the Partnership, or (c) a consolidation, recapitalization, reorganization or any other form of reorganization in which outstanding Membership Interests are exchanged for or converted into cash, securities of another corporation or business organization (including the surviving entity of a merger), or other property in which the holders of record and beneficial holders of Membership Interests immediately prior to such consolidation, recapitalization or reorganization do not, immediately after such consolidation, recapitalization or reorganization, own Membership Interests representing a majority of the outstanding voting power (based on the right to directly or indirectly (through a parent company or otherwise) to elect directors or managers) of the Partnership, except, in the case of clauses (a), (b) or (c), as the result of any public offering of Equity Interests of Antero Midstream or any distribution of such Equity Interests of Antero Midstream to the Members.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereof.

“Company Group” means the Company and its Subsidiaries treated as a single consolidated entity, but excluding Antero Midstream and its Subsidiaries.

“Company Unit” means a fractional part of the Membership Interest having the rights and preferences specified with respect to the Membership Interest.

“Competitive Activity” means service as an executive officer or any active role in the management of any company (other than the Partnership, Antero Resources Corporation or Antero Midstream or their respective Subsidiaries and joint ventures) that is primarily engaged in an operating oil and gas exploration, production, gathering, compression or water handling and treatment business.  For the avoidance of doubt, service on the board of directors of a publicly-traded company shall not constitute a “Competitive Activity.”

“Conflicts Committee” has the meaning set forth in Section 6.6(b).

“Designating Members” means each of Paul M. Rady (and his Permitted Transferees), Glen C. Warren, Jr. (and his Permitted Transferees), Warburg (and its Permitted Transferees) and Yorktown (and its Permitted Transferees), in each case until a Designation Loss Event occurs with respect to such Member.

“Designation Loss Event” has the meaning set forth in Section 6.1(a)(viii).

“Directors” has the meaning set forth in Section 6.1(a).

“Dispose” (including the correlative terms “Disposed” and “Disposition”) means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, which shall include the sale, assignment, transfer, conveyance, gift, pledge, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law of stock, limited liability company interests, partnership interest, or other Equity Interests in or from a person who holds of record Membership Interests or securities of the Company.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, any defect or imperfection in title, preferential arrangement or restriction, right to purchase, right of first refusal or other burden or encumbrance of any kind, other than those imposed by this Agreement.

“Equity Interests” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent membership, partnership or other ownership interests in a person (other than a corporation) and any and all Equity Interest Equivalents.

“Equity Interest Equivalents” means, with respect to any person, without duplication with any other Equity Interests or Equity Interest Equivalents, any and all rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interests or securities convertible or exchangeable into any Equity Interests, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Owners” means the Members listed on Schedule I attached hereto as of the date hereof.

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member, that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such  agreement may be amended, supplemented or restated from time to time.

“IDR LLC” means Antero IDR Holdings LLC, a Delaware limited liability company.

“IDR LLC Agreement” means the Limited Liability Company Agreement of IDR LLC, dated as of December 31, 2016, as such agreement may be further amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“IDR LLC Series B Units” means Series B Units representing profits interests in, as described in the IDR LLC Agreement.

“Indemnitee” means (a) any Existing Owner or any Qualifying Interest Holder, (b) any Person who is or was an Affiliate of the Company, any Existing Owner or any Qualifying Interest Holder, (c) any Person who is or was a managing member, manager, general partner, shareholder, director, officer, fiduciary, agent or trustee of the Company, any Existing Owner or any Qualifying Interest Holder or any Affiliate of the Company, any Existing Owner or any Qualifying Interest Holder, (d) any Person who is or was serving at the request of the Company, any Existing Owner or any Qualifying Interest Holder or any Affiliate of the Company, any Existing Owner or any Qualifying Interest Holder as a member, manager, partner, director, officer, fiduciary, agent or trustee of another Person in furtherance of the business or affairs of any Group Member; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (e) any Person the Board designates an “Indemnitee” for purposes of this Agreement.

“Independent Director” means a Director who is designated to the Board pursuant to Section 6.1(a)(v).

“Initial Offering” means the initial offering and sale of the AMGP Common Shares to the public, as described in the Registration Statement.

“Initial Warburg Director” or “Initial Warburg Directors” has the meaning set forth in Section 6.1(a)(i).

“Initial Yorktown Director” has the meaning set forth in Section 6.1(a)(ii).

“Majority in Interest” means, with respect to the Members, Members owning more than fifty percent (50%) of the outstanding Company Units.

“Majority Independent Director” has the meaning set forth in Section 6.1(a)(v).

“Management Directors” has the meaning set forth in Section 6.1(a)(iv).

“Member” or “Members” has the meaning set forth in the preamble hereof.

“Membership Interest” means a Member’s limited liability company interest in the Company which refers to all of a Member’s rights and interests in the Company in such Member’s capacity as a Member, all as provided in this Agreement and the Act.

“Membership Transfer” has the meaning set forth in Section 8.1(a).

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor to such statute.

“Non-Independent Directors” means Directors other than Independent Directors.

“Notice” means a writing, containing the information required by this Agreement to be communicated to a party, and shall be deemed to have been received (a) when personally delivered or sent by facsimile, (b) one day following delivery by overnight delivery courier, with all delivery charges pre-paid, or (c) on the third Business Day following the date on which it was sent by United States mail, postage prepaid, to such party at the address or fax number, as the case may be, of such party as shown on the records of the Company.

“Officer” has the meaning set forth in Section 6.9.

“Option” means the underwriters’ option to purchase additional AMGP Common Shares in connection with the Initial Offering, as described in the final prospectus related thereto filed pursuant to Rule 424 under the Securities Act.

“Other Investments” has the meaning set forth in Section 11.1.

“Partnership” means Antero Midstream GP LP, a Delaware limited partnership.

“Permitted Transfer” has the meaning set forth in Section 8.1(a).

“Permitted Transferee” means any Person who shall have acquired and who shall hold a Company Unit pursuant to a Permitted Transfer.

“Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

“Property” means all assets, real or intangible, that the Company may own or otherwise have an interest in from time to time.

“Qualifying Interest” means a direct or indirect ownership interest in the limited partner interests of the Partnership represented by AMGP Common Shares issued and outstanding as of the date of this Agreement (after giving effect to the Initial Offering); provided, that for purposes of the calculating the Qualifying Interest with respect to a specified Person, such Person’s Qualifying Interest shall give effect to any outstanding IDR LLC Series B Units owned by such Person as if redeemed for AMGP Common Shares pursuant to the IDR LLC Agreement and to any AMGP Common Shares issued to such Person in connection with such redemption to the extent still held by such Person.  For the avoidance of doubt, any issuance of additional AMGP Common Shares after the date of this Agreement (other than AMGP Common Shares issued pursuant to the Option or pursuant to the redemption described above) shall have no effect on the calculation of a Person’s Qualifying Interest.

“Qualifying Interest Holder” means a Person holding a 3% or greater Qualifying Interest.

“Rady Director” has the meaning set forth in Section 6.1(a)(iii).

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-216975) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the AMGP Common Shares in the Initial Offering.

“Representatives” has the meaning set forth in Section 10.4.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Specified Party” has the meaning set forth in Section 11.1.

“Subject Independent Directors” has the meaning set forth in Section 6.1(a)(v).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership, directly or indirectly, at the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Tax Matters Member” has the meaning set forth in Section 4.3.

“Transfer” or “Transferred” means to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, voluntarily or involuntarily, by operation of law or otherwise.  When referring to a Company Unit, “Transfer” shall mean the Transfer of such Company Unit whether of record, beneficially, by participation or otherwise.

“Warburg” means Warburg Pincus LLC.

“Warburg Director” or “Warburg Directors” has the meaning set forth in Section 6.1(a)(i).

“Warburg Initial Designation Loss Event” has the meaning set forth in Section 6.1(a)(i).

“Warren Director” has the meaning set forth in Section 6.1(a)(iv).

“Yorktown” means Yorktown Partners LLC.

“Yorktown Director” has the meaning set forth in Section 6.1(a)(ii).

ARTICLE II.
GENERAL

2.1                               Formation.  The name of the Company is AMGP GP LLC.  The rights and liabilities of the Members shall be as provided in the Act for Members except as provided herein.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be under applicable law in the absence of such provision, to the extent permitted by the Act, this Agreement shall control.

2.2                               Principal Office.  The principal office of the Company shall be located at 1615 Wynkoop Street, Denver, Colorado 80202 or at such other place(s) as the Board may determine from time to time.

2.3                               Registered Office and Registered Agent.  The location of the registered office and the name of the registered agent of the Company in the State of Delaware shall be as stated in the Certificate or as determined from time to time by the Board.

2.4                               Purpose of the Company.  The Company’s purposes, and the nature of the business to be conducted and promoted by the Company, are (a) to act as the general partner of the Partnership in accordance with the terms of the AMGP Partnership Agreement and (b) to engage in any and all activities necessary, advisable, convenient or incidental to the foregoing.

2.5                               Date of Dissolution.  The Company shall have perpetual existence unless the Company is dissolved pursuant to Article 9 hereof.  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

2.6                               Qualification.  The President, Chief Executive Officer, any Vice President, the Secretary and any Assistant Secretary of the Company is hereby authorized to qualify the Company to do business as a foreign limited liability company in any jurisdiction in which the Company may wish to conduct business and each is hereby designated as an authorized person, within the meaning of the Act (or as a “manager” for such limited purposes only, if signature of a manager is required under relevant state regulations) to execute, deliver and file any amendments or restatements of the Certificate and any other certificates and any amendments or restatements thereof necessary for the Company to so qualify to do business in any such state or territory.

2.7                               Members.

(a)                                 Powers of Members.  Except to the extent waived or limited in a separate written agreement executed by a Member, the Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement.  Except as expressly provided herein, the Members shall have no power to bind the Company and no authority to act on behalf of the Company.

(b)                                 Resignation.  Except upon a Transfer of all of its Company Units in accordance with this Agreement, a Member may not resign from the Company prior to the dissolution and winding up of the Company.  A Member ceases to be a Member only upon such Member holding no Company Units following:  (i) a Permitted Transfer of all of such Member’s Company Units and the transferee’s admission as a substitute Member, all in accordance with the terms of this Agreement or (ii) completion of dissolution and winding up of the Company pursuant to Article 9.

(c)                                  Ownership.  Each Company Unit shall correspond to a “limited liability company interest” as is provided in the Act.  The Company shall be the owner of the Property.

No Member shall have any ownership interest or right in any Property, including any Property conveyed by a Member to the Company, except indirectly by virtue of a Member’s ownership of a Company Unit.

2.8                               Reliance by Third Parties.  Persons dealing with the Company shall be entitled to rely conclusively upon the power and authority of an Officer.

ARTICLE III.
CAPITALIZATION OF THE COMPANY

3.1                               Capital Contributions.  The Members acknowledge that no capital was contributed to the Company in connection with its formation.  The number of each Member’s initial Company Units is set forth on Schedule I attached hereto.

3.2                               Additional Capital Contributions.  No Member shall be required to make any capital contribution to the Company.

3.3                               Capital Accounts.  The Company shall maintain a capital account for each of the Members in accordance with the regulations issued pursuant to Section 704 of the Code, and as determined by the Board as consistent therewith.

ARTICLE IV.
DISTRIBUTIONS AND ALLOCATIONS

4.1                               Distributions.  The Board shall have sole discretion to determine the timing, amount and manner of any distribution of cash or property of the Company.  Any distribution declared by the Board shall be paid to the Members in proportion to their Company Units.

4.2                               Persons Entitled to Distributions.  Any distributions to Members pursuant to Section 4.1 shall be made to the Members shown on the records of the Company to be entitled thereto as of the record date for any such distributions established by the Board.  Notwithstanding any provision of this Agreement to the contrary, no distribution hereunder shall be permitted if such distribution would violate Section 18-607 of the Act or other applicable law.

4.3                               Allocations and Tax Matters.  For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in proportion to their Company Units, except that the Board shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto; provided that, in any case where there is a difference between the fair market value of an asset and such asset’s adjusted tax basis at the time of such asset’s contribution, all items of tax depreciation, cost recovery, amortization, and gain or loss with respect to such asset shall be allocated among the Members to take into account the disparities between the fair market value and the adjusted tax basis with respect to such asset in accordance with the provisions of Sections 704(b) and 704(c) of the Code.  Until such time that Warburg is no longer a Designating Member (in which case, the replacement Tax Matters Member shall be selected by the Board), Warburg shall be designated and shall serve as the “tax matters partner” (as defined in Code Section 6231), and, for taxable years beginning after December 31, 2017, as the Company’s “partnership representative” pursuant to Code Section

6223(a) (as amended by the Bipartisan Budget Act of 2015) (in its role as the tax matters partner or partnership representative, the “Tax Matters Member”).  The Tax Matters Member shall oversee or handle matters relating to the taxation of the Company and, as the Tax Matters Member, shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the tax matters partner.  The Tax Matters Member, with approval of the Board, may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Code Section 754).

ARTICLE V.
MEMBERS’ MEETINGS

5.1                               Meetings of Members.  Meetings of the Members may be held on an annual basis or as otherwise determined by a Majority in Interest.  Special meetings of the Members may be held for any purpose or purposes, unless otherwise prohibited by law, and may be called by the Board or by a Majority in Interest.  All meetings of the Members shall be held within or outside the State of Delaware as designated from time to time by the Board or by a Majority in Interest and stated in the Notice of the meeting or in a duly executed waiver of the Notice thereof. Members and Authorized Representatives may participate in a meeting of the Members by means of conference telephone or other similar communication equipment whereby all Members or Authorized Representatives participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting, except when a Member or Authorized Representative participates for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

5.2                               Quorum; Voting Requirement.  The presence, in person or by proxy, of a Majority in Interest of the Members shall constitute a quorum for the transaction of business by the Members.  The affirmative vote of a Majority in Interest shall constitute a valid decision of the Members, except where a different vote is required by the Act or this Agreement.

5.3                               Proxies.  Any Member entitled to vote but expecting to be absent from a meeting shall be entitled to designate in writing (or orally; provided, that such oral designation is later confirmed in writing) a proxy (an “Authorized Representative”) to act on behalf of such Member with respect to such meeting (to the same extent and with the same force and effect as the Member who has designated such Authorized Representative).  Such Authorized Representative shall have full power and authority to act and take actions or refrain from taking actions as the Member by whom such Authorized Representative has been designated.

5.4                               Action Without Meeting.  Any action required or permitted to be taken at any meeting of Members of the Company may be taken without a meeting, without prior Notice and without a vote if a consent in writing setting forth the action so taken is signed by a Majority in Interest, except where a different vote is required by the Act or this Agreement, in which case such consent must be signed by the Members as would be necessary to authorize or take such action at a meeting of the Members.  Prompt Notice of the taking of any action taken pursuant to this Section 5.4 by less than the unanimous written consent of the Members shall be given to those Members who have not consented in writing. A consent transmitted by electronic transmission by a Member shall be deemed to be written and signed.

5.5                               Notice.  Notice stating the place, day and hour of the meeting of Members and the purpose for which the meeting is called shall be delivered personally or sent by mail or by facsimile or email not less than one Business Day nor more than 60 days before the date of the meeting by or at the direction of the Board or a representative of a Majority in Interest calling the meeting, to each Member entitled to vote at such meeting.

5.6                               Waiver of Notice.  When any Notice is required to be given to any Member hereunder, a waiver thereof in writing signed by the Member or its Authorized Representative, whether before, at or after the time stated therein, shall be equivalent to the giving of such Notice.  Attendance at a meeting will be deemed a waiver of Notice, except when a Member or Authorized Representative participates for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE VI.
MANAGEMENT AND CONTROL

6.1                               Board of Directors.

(a)                                 Except as otherwise provided hereunder, the business and affairs of the Company shall be managed by or under the direction of the Board. Except as otherwise expressly provided herein, the power and authority granted to the Board hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company and shall include the power to make or delegate to Officers all decisions with regard to the management, operations, assets, financing and capitalization of the Company.  Subject to Section 6.1(a)(viii), the Board shall consist of eight individuals designated as directors of the Company (the “Directors”).  Each Director shall hold office until his or her successor is elected pursuant to this Section 6.1 or until his or her earlier death, resignation or removal. Subject to Sections 6.1(a)(vi), 6.1(a)(vii), 6.1(a)(viii) and 6.1(a)(ix), the Directors shall be designated as follows:

(i)                                     two Directors shall be designated by Warburg (each, a “Warburg Director,” and together, the “Warburg Directors”); provided, that Warburg shall be entitled to designate only one Warburg Director if Warburg and its Affiliates collectively cease to own at least a 12% Qualifying Interest (a “Warburg Initial Designation Loss Event”) but continue to own at least a 3% Qualifying Interest, and, upon the occurrence of a Warburg Initial Designation Loss Event, one of the Warburg Directors (who shall be selected by Warburg) shall be automatically removed as a Director, and the size of the Board shall be reduced by one Director. The two Warburg Directors initially shall be Peter R. Kagan and James R. Levy (each, an “Initial Warburg Director,” and together, the “Initial Warburg Directors”);

(ii)                                  one Director shall be designated by Yorktown (the “Yorktown Director”), who shall initially be W. Howard Keenan Jr. (the “Initial Yorktown Director”);

(iii)                               one Director shall be designated by Paul M. Rady or his Permitted Transferees collectively (the “Rady Director”), who shall initially be Paul M. Rady;

(iv)                              one Director shall be designated by Glen C. Warren, Jr. or his Permitted Transferees collectively (the “Warren Director,” and together with the Rady Director, the “Management Directors”), who initially shall be Glen C. Warren, Jr.; and

(v)                                 three Directors shall be designated in accordance with this Section 6.1(a)(v), each of whom shall be required to satisfy the eligibility requirements to serve on the Board’s Audit Committee (in accordance with the applicable requirements of the Commission and any National Securities Exchange on which the AMGP Common Shares are listed or admitted for trading).   Such Directors shall include one Independent Director referred to as the “Majority Independent Director,” who initially shall be Rose M. Robeson, and two Independent Directors referred to as the “Subject Independent Directors,” who initially shall be Brooks J. Klimley and an Independent Director to be designated by the Board within one year of the initial listing of the AMGP Common Shares on a National Securities Exchange in connection with the Initial Offering, which designation shall require majority vote of the Non-Independent Directors (which approval shall be required to include the approval of both Management Directors), and thereafter Independent Directors shall be designated as follows:

(A)                               if there are four or more Non-Independent Directors, (1) the Majority Independent Director shall be designated by majority vote of the Non-Independent Directors, and (2) the Subject Independent Directors shall be designated by majority vote of the Non-Independent Directors which approval shall be required to include the approval of all Management Directors then serving on the Board;

(B)                               if there are only three Non-Independent Directors, (1) the Majority Independent Director shall be designated by majority vote of the Non-Independent Directors and (2) the Subject Independent Directors shall be designated by unanimous approval of the Non-Independent Directors;

(C)                               if there are only one or two Non-Independent Directors and such Directors include any of Paul M. Rady, Glen C. Warren, Jr., the Warburg Director or the Yorktown Director, all Independent Directors shall be designated by unanimous approval of the Non-Independent Director(s); and

(D)                               if there are only one or two Non-Independent Directors and such Directors do not include any of Paul M. Rady, Glen C. Warren, Jr., the Warburg Director or the Yorktown Director, all Independent Directors shall be elected by a plurality vote of the AMGP Limited Partners holding AMGP Common Shares in accordance with this Agreement and the applicable rules and regulations of the Commission or any National Securities Exchange on which the AMGP Common Shares are listed or admitted for trading;

(vi)                              Any Non-Independent Director designated by a Designating Member as a Director may be removed only (A) by such Designating Member, which removal may be effected at any time, (B) as a result of a Designation Loss Event or (C) as a result of a Warburg Initial Designation Loss Event. In the event of the death, resignation or removal of a Non-Independent Director designated by a Designating Member other than as a result of a Designation Loss Event or a Warburg Initial Designation Loss Event, such Designating Member may designate a replacement Director.

(vii)                           Any Independent Director may be removed only by the Directors required at the time of such removal to designate such individual pursuant to Section 6.1(a)(v); provided, that (X) the Subject Independent Directors may be removed only by (1) majority vote of the Non-Independent Directors (which approval shall be required to include the approval of all Management Directors then serving on the Board) if there are four or more Non-Independent Directors and (2) unanimous approval of all Non-Independent Directors if there are three or fewer Non-Independent Directors and (Y) the Majority Independent Director may be removed only by (1) majority vote of the Non-Independent Directors if there are three or more Non-Independent Directors and (2) unanimous approval of all Non-Independent Directors if there are only two or fewer Non-Independent Directors.  In the event of the death, resignation or removal of or any vacancy relating to an Independent Director, a replacement Independent Director may be designated by approval of the Non-Independent Directors required to designate such individual pursuant to Section 6.1(a)(v); provided, that if at any time there shall be fewer than the required number of Independent Directors under the rules and regulations of the Commission or any National Securities Exchange on which the AMGP Common Shares are listed or admitted for trading, the Board shall take such actions as may be necessary in accordance with this Section 6.1(a)(vii) to cause the Board to re-establish the required number of Independent Directors until such time as a replacement Independent Director is appointed pursuant to Section 6.1(a)(v).

(viii)                        In the event (a) a Designating Member, together with its Affiliates, ceases to maintain ownership of at least a 3% Qualifying Interest or (b) with respect to Paul M. Rady (and his Affiliates) or Glen C. Warren, Jr. (and his Affiliates) either Paul M. Rady or Glen C. Warren, Jr., respectively, engages in a Competitive Activity during the ten-year period commencing on date of this Agreement (each such event, a “Designation Loss Event”), any Non-Independent Director designated by such Designating Member shall be automatically removed as a Director and the size of the Board shall be reduced to reflect such removal (it being understood, for the avoidance of doubt, that a Designation Loss Event solely relating to either Paul M. Rady or Glen C. Warren, Jr. shall not be deemed a Designation Loss Event with respect to the other); provided, that with respect to a Designation Loss Event arising under clause (b) of this Section 6.1(a)(viii), the Designating Member engaged in a Competitive Activity shall have a period of thirty (30) days to withdraw from such Competitive Activity before a Designation Loss Event shall be deemed to have occurred, which 30-day period shall commence on the date such Designating Member receives written notice from an Independent Director or any other Member informing such Designating Member of his participation in a Competitive Activity; provided, further, that in the event that there are only two remaining Non-Independent Directors, the 3% Qualifying Interest threshold for a Designation Loss Event shall be reduced to 1%; provided, however, that if there are only two remaining Designating Members, then a Designation Loss Event due to failure to maintain ownership shall not be deemed to occur with respect to either of the remaining Designating Members until each of the remaining Designating Members, together with its respective Affiliates, ceases to maintain ownership of at least a 1% Qualifying Interest. In the event there are no Designating Members remaining, all Directors shall be elected by a plurality vote of the AMGP Limited Partners holding AMGP Common Shares in accordance with this Agreement and the applicable rules and regulations of the Commission or any National Securities Exchange on which the AMGP Common Shares are listed or admitted for trading.

(ix)                              If any Designating Member fails to exercise its right to designate a Non-Independent Director and a vacancy on the Board remains unfilled for at least sixty (60) days, the Board may fill that vacancy upon the vote of a majority of the remaining Directors.  If the Board exercises its right to fill a vacancy pursuant to this Section 6.1(a)(ix), such Designating Member’s designation right shall be suspended for a period to be determined by the Board, which period shall not exceed one hundred eighty (180) days.  Following the end of any such suspension period and provided that a Designation Loss Event or Warburg Initial Designation Loss Event  has not occurred with respect to such Designating Member, such Designating Member will be entitled to designate a Non-Independent Director in accordance with the terms of this Agreement.  Any Director designated by such Designating Member shall immediately replace the Non-Independent Director appointed by the Board pursuant to this Section 6.1(a)(ix).

(b)                                 Notwithstanding any other provision of this Agreement, Director designation rights are not separately transferable and in no event shall both a Member and its Permitted Transferee be entitled to designate a Director. In furtherance of the foregoing, no Designating Member shall (i) grant any Person a proxy or similar arrangement with respect to its Director designation rights, (ii) otherwise empower or authorize any Person to exercise its Director rights on its behalf or (iii) enter into any agreement relating to its Director designation rights or permitting any Person to nominate or direct the designation of a Director.

6.2                               Chairman of the Board. The Board may appoint a chairman (the “Chairman”) of the Board. The Chairman of the Board, if appointed, shall be a member of the Board and shall preside at all meetings of the Board and of the partners of the Partnership. The Chairman of the Board shall preside at all meetings of the Board. The Chairman of the Board shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board. The Chairman of the Board shall make reports to the Board and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board shall not be an Officer by virtue of being the Chairman of the Board but may otherwise be an Officer. The Chairman of the Board may be removed at any time by a majority of the members of the Board, which approval shall be required to include the approval of either Paul M. Rady or Glen C. Warren, Jr. (if such person is then serving on the Board). No removal or resignation as Chairman of the Board shall affect such Chairman’s status as a Director.

6.3                               Meetings of the Board.  The Board may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be called by the Chairman of the Board or two or more of the Directors upon delivery of written Notice to the remainder of the Board at least two days prior to the date of such meeting.  Special meetings of the Board may be called at the request of the Chairman of the Board or any two or more of the Directors upon delivery of written Notice sent to each other Director by the means most likely to reach such Director as may be determined by the Secretary in his best judgment so as to be received at least 24 hours prior to the time of such meeting.  Notwithstanding anything contained herein to the contrary, such Notice may be telephonic if no other reasonable means are available.  Such Notices shall be accompanied by a proposed agenda or general statement of purpose.  Advance notice of a meeting may be waived and attendance or participation in a meeting shall be deemed to constitute waiver of any advance notice requirement for such meeting, unless the reason for such participation or attendance is for the express purpose of objecting to the transaction of any business on the basis that the meeting was not lawfully called or convened.

6.4                               Quorum and Acts of the Board.  A majority of the Directors shall constitute a quorum for the transaction of business at all meetings of the Board, and, except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

6.5                               Communications.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting, except when a Director participates for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

6.6                               Committees of Directors.

(a)                                 The Board, by unanimous resolution of all Directors present and voting at a duly constituted meeting of the Board or by unanimous written consent, may designate one or more committees, each committee to consist of one (1) or more of the Directors.  In the event of the disqualification, resignation or removal of a committee member, the Board may appoint another member of the Board to fill such vacancy.  Any such committee, to the extent provided in the Board’s resolution, shall have and may exercise all the powers and authority of the Board in the management of the Company’s business and affairs subject to any limitations contained herein or in the Act.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(b)                                 In addition to any other committees established by the Board pursuant to Section 6.6(a), the Board may, as necessary, convene a “Conflicts Committee,” which shall be composed of at least two Directors, each of whom shall meet the requirements set forth in the AMGP Partnership Agreement. The Conflicts Committee shall be responsible for (A) approving or disapproving, as the case may be, any matters regarding the business and affairs of the Company or the Partnership submitted to such Conflicts Committee by the Board and (B) performing such other functions as the Board may assign from time to time or as may be specified in a specific delegation to the Conflicts Committee.

(c)                                  In addition to any other committees established by the Board pursuant to Section 6.6(a), the Board shall maintain an “Audit Committee,” which shall be composed of at least three Independent Directors at all times, subject to Section 6.1(a)(i). The Audit Committee shall be responsible for such matters as the Board may assign from time to time or as may be specified in a written charter for the Audit Committee adopted by the Board.

6.7                               Compensation of Directors.  Each Director shall be entitled to reimbursement from the Company for all reasonable direct out-of-pocket expenses incurred by such Director in connection with attending Board meetings and such other compensation as may be approved by the Board.

6.8                               Directors as Agents.  The Board, acting as a body pursuant to this Agreement, shall constitute a “manager” for purposes of the Act.  No Director, in such capacity, acting singly or with any other Director, shall have any authority or right to act on behalf of or bind the Company other than by exercising the Director’s voting power as a member of the Board, unless specifically authorized by the Board in each instance.

6.9                               Officers; Agents.

(a)                                 Generally. The Board shall appoint agents of the Company, referred to as “Officers” of the Company as described in this Section 6.8, who shall be responsible for the day-to-day business affairs of the Company, subject to the overall direction and control of the Board. Unless provided otherwise by the Board, the Officers shall have the titles, power, authority and duties described below in this Section 6.8.

(b)                                 Titles and Number. The Officers shall be one or more Chairman of the Board, a Chief Executive Officer, a Secretary, a Treasurer and such other Officers appointed pursuant to this Section 6.8. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other Officers (including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Company.

(i)                                     Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Company’s business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Board. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Company.

(ii)                                  President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.

(iii)                               Regional Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Regional Vice President, Senior Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.

(iv)                              Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He shall have the power and authority to execute any and all documentation required to establish or close accounts with banks, brokerage firms and other financial institutions. In addition, he shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board, the Chairman of the Board or the Chief Executive Officer.

(v)                                 Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board and committees of the Board; he shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; he shall be custodian of the records and the seal of the Company and affix and attest the seal to all stock certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.

(c)                                  Other Officers and Agents. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other Officers (including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board or such committee thereof or by the Chairman of the Board or Chief Executive Officer, as the case may be.

(d)                                 Appointment and Term of Office. The Officers of the Company shall be elected or appointed from time to time by the Board. Each Officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign, but any Officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an Officer or agent elected by the Board, by the Chairman of the Board or Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

(e)                                  Powers of Attorney. The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(f)                                   Officers’ Delegation of Authority. Unless otherwise provided by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

(g)                                  Compensation.  The Officers shall receive such compensation for their services, including fees and reimbursement of expenses, as may be designated by the Board or any committee thereof established for the purpose of setting compensation.

6.10                        Amendments to the AMGP Partnership Agreement.  The Company shall not propose any amendment to the AMGP Partnership Agreement that, directly or indirectly, would accomplish the effect of the matters prohibited by the provisions of Section 12.2(a)(iii) without the consent of the affected Designating Member or Designating Members, as applicable.

6.11                        Restrictions Regarding General Partner Interest.  Without the prior written consent of holders of at least two-thirds of the Company Units, the Company may not (a) withdraw as the general partner of the Partnership, (b) Transfer its general partner interest in the Partnership or (c) approve the admission of another Person as an additional general partner of the Partnership.

6.12                        Benefit Plans.  The Board may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue interests of the Company (or to exercise its authority to cause the Partnership to issue Partnership Interests), in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by any Group Member or any Affiliate thereof, in each case for the benefit of employees of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of any Group Member.

6.13                        Member Approval Rights. Notwithstanding anything in this Agreement to the contrary, without the unanimous approval of all of the Members, the Company shall not:

(a)                                 authorize, issue, create or reserve any Membership Interests;

(b)                                 change the primary line of business of the Company or any Subsidiary or enter into any materially dissimilar line of business;

(c)                                  effect a Change of Control of the Partnership;

(d)                                 amend the Certificate or this Agreement or cause the Company to amend the AMGP Partnership Agreement;

(e)                                  initiate bankruptcy proceedings involving the Company or any of its Subsidiaries (including the Partnership and its Subsidiaries);

(f)                                   liquidate, dissolve or wind up the Company or any of its Subsidiaries (including the Partnership and its Subsidiaries); or

(g)                                  take any action, authorize or approve, or enter into any binding agreement with respect to the foregoing.

ARTICLE VII.
LIABILITY AND INDEMNIFICATION

7.1                               Indemnification.

(a)                                 To the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and nonappealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.1, the Indemnitee acted in Bad Faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.1 shall be made only out of the assets of the Company, it being agreed that the no Member shall be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b)                                 To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.1(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.1, that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.1.

(c)                                  The indemnification provided by this Section 7.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)                                 The Company may purchase and maintain insurance, on behalf of the Directors, the Officers, the Indemnitees and such other Persons as the Board shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                                  For purposes of this Section 7.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.1(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)                                   In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                  An Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity (including any other Indemnitee and any expert or advisor retained by or on behalf of the Company or the Board) as to matters the Indemnitee reasonably believes to be within such other person’s or entity’s professional or expert competence.

(h)                                 An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(i)                                     The provisions of this Section 7.1 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(j)                                    No amendment, modification or repeal of this Section 7.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(k)                                 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND SUBJECT TO SECTION 7.1(A), THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 7.1 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

7.2                               Limitation of Liability of Indemnitees.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement or any Group Member Agreement , or under the Act or any other law, rule or regulation or at equity, no Indemnitee shall be liable for monetary damages or otherwise to the Company, to the Members, to any other Persons who have acquired interests in the Company or to any other Person bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of its or any of any other Indemnitee’s determination(s), act(s) or omission(s) in their capacities as Indemnitees; provided, however, that an Indemnitee shall be liable for losses or liabilities sustained or incurred by the Company, the Members, any other Persons who have acquired interests in the Company or any other Person bound by this Agreement, if it is determined by a final and non-appealable judgment entered by a court of competent jurisdiction that such losses or liabilities were the result of the conduct of that Indemnitee acting in Bad Faith or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful.

(b)                                 To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Members, any other Person who has acquired interests in the Company or any other Person bound by this Agreement, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company, the Members, any other Indemnitee, any other Person who has acquired interests in the Company or any other Person bound by this Agreement for its reliance on the provisions of this Agreement.

(c)                                  Any amendment, modification or repeal of this Section 7.2 or any provision of this Section 7.2 shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE VIII.
TRANSFERS OF UNITS

8.1                               General Restrictions.

(a)                                 A Member shall be prohibited from Transferring any of its Company Units (a “Membership Transfer”) to any other Person; provided, however, that (i) each Member shall be permitted to transfer its respective Company Units to an Affiliate of such Member and (ii) each Member shall be permitted to transfer such Member’s Company Units to any other Person with the prior written consent of all of the other Members (which consent may be withheld in each such other Member’s sole discretion) (in each case, a “Permitted Transfer”). Any Transfer of Common Units in violation of this Section 8.1 shall be null and void and of no force and effect.

(b)                                 Notwithstanding any other provision of this Agreement, no Member may pledge, mortgage or otherwise subject its Company Units to any Encumbrance.

8.2                               Substitute Members.

(a)                                 Unless and until admitted as a substitute Member pursuant to this Section 8.2, a transferee of a Member’s Company Units shall be an assignee with respect to such Transferred Company Units and shall not be entitled to participate in the management of the business and affairs of the Company or to become, or to exercise the rights of, a Member, including the right to appoint Directors, the right to vote, the right to require any information or accounting of the Company’s business, or the right to inspect the Company’s books and records.  Such transferee shall only be entitled to receive, to the extent of the Company Units Transferred to such transferee, the share of distributions and profits, if any, to which the transferor would otherwise be entitled with respect to the Transferred Company Units.  The transferor shall have the right to vote such Transferred Company Units until the transferee is admitted to the Company as a substitute Member with respect to the Transferred Company Units.

(b)                                 No transferee of all or any of a Member’s Company Units shall become a substitute Member in place of the transferor unless and until:

(i)                                     Such Transfer is in compliance with the terms of Section 8.1;

(ii)                                  the transferee has executed an instrument in form and substance reasonably satisfactory to the Board accepting and adopting, and agreeing to be bound by, the terms and provisions of the Certificate and this Agreement; and

(iii)                               the transferee has caused to be paid all reasonable expenses of the Company in connection with the admission of the transferee as a substitute Member.

Upon satisfaction of all the foregoing conditions with respect to a particular transferee, the books and records of the Company shall be adjusted to reflect the admission of the transferee as a substitute Member to the extent of the Transferred Company Units held by such transferee.

8.3                               Effect of Admission as a Substitute Member.  Unless otherwise provided hereunder, a transferee who has become a substitute Member has, to the extent of the Transferred Company Units, all the rights, powers and benefits of, and is subject to the obligations, restrictions and liabilities of a Member under, the Certificate, this Agreement and the Act.  Upon admission of a transferee as a substitute Member, the transferor of the Company Units so held by the substitute Member shall cease to be a Member of the Company to the extent of such Transferred Company Units.

8.4                               Consent.  Each Member hereby agrees that upon satisfaction of the terms and conditions of this Article 8 with respect to any proposed Transfer, the transferee may be admitted as a Member without any further action by a Member hereunder.

8.5                               No Dissolution.  If a Member Transfers all of its Company Units pursuant to this Article 8 and the transferee of such Company Units is admitted as a Member pursuant to Section 8.2, such Person shall be admitted to the Company as a Member effective on the effective date of the Transfer and the Company shall not dissolve pursuant to Section 9.1.

8.6                               Additional Members.  Subject to Section 8.2(b), any Person acceptable to the Board may become an additional Member of the Company on terms and conditions as the Board shall determine and with the prior written consent of all Members (which consent may be withheld in each Member’s sole discretion), provided that such additional Member complies with all the requirements of a transferee under Section 8.2(b)(ii) and (b)(iii).

ARTICLE IX.
DISSOLUTION AND TERMINATION

9.1                               Events Causing Dissolution.

(a)                                 The Company shall be dissolved and its affairs wound up upon the first to occur of the following events:

(i)                                     The unanimous written consent  of the Members;

(ii)                                  at any time there are no Members, unless the Company is continued in accordance with the Act or this Agreement; or

(iii)                               the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

(b)                                 The withdrawal, death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company shall not, in and of itself, cause the Company’s dissolution.

9.2                               Final Accounting.  Upon dissolution and winding up of the Company, an accounting will be made of the accounts of the Company and each Member and of the Company’s assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution.

9.3                               Distributions Following Dissolution and Termination.  Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

(a)                                 to the payment of debts and liabilities of the Company (including to the Members to the extent otherwise permitted by law) and the expenses of liquidation;

(b)                                 next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Board, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided; and

(c)                                  the remainder to the Members in proportion to their relative ownership of Company Units.

The provisions of this Agreement, including, without limitation, this Section 9.3, are intended solely to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company, and no such creditor of the Company shall be a third-party beneficiary of this Agreement, and no Member or Director shall have any duty or obligation to any creditor of the Company to issue any call for capital pursuant to this Agreement.

9.4                               Termination of the Company.  The Company shall terminate when all assets of the Company, after payment or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article 9, and the Certificate of Formation of the Company shall have been canceled in the manner required by the Act.

9.5                               No Action for Dissolution.  The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 9.1.  Accordingly, except where the Board has failed to cause the liquidation of the Company as required by Section 9.1 and except as specifically provided in Section 18-802 of the Act, each Member hereby to the fullest extent permitted by law waives and renounces his right to initiate legal action to seek dissolution of the Company or to seek the appointment of a receiver or trustee to wind up the affairs of the Company, except in the cases of fraud, violation of law, bad faith, willful misconduct or willful violation of this Agreement.

9.6                               Redemption of Company Interests; Further Assurances. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of (i) a Warburg Initial Designation Loss Event with respect to Warburg, the Company shall redeem from Warburg one-half of the Company Units held by Warburg, which Company Units shall be reallocated among the Members on a pro rata basis and (ii) a Designation Loss Event with respect to a Designating Member, the Company shall redeem from such Member all of the Company Units held by such Member, which Company Units shall be reallocated among the other Members on a pro rata basis, and such Designating Member shall have no rights or obligations as a Member under this Agreement. In the event there are no Designating Members remaining, the Members agree to take all actions reasonably required to cause all of the Company Units to be Transferred to the Partnership and to cause the Partnership to be admitted as the sole Member of the Company.

ARTICLE X.
ACCOUNTING; BOOKS AND RECORDS

10.1                        Fiscal Year and Accounting Method.  The fiscal year and taxable year of the Company shall be the calendar year.  The Company shall use an accrual method of accounting.

10.2                        Books and Records.  The Company shall maintain at its principal office, or such other office as may be determined by the Board, all the following:

(a)                                 a current list of the full name and last known business or residence address of each Member, and of each member of the Board;

(b)                                 a copy of the Certificate and this Agreement, including any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which the Certificate, this Agreement, or any amendments have been executed; and

(c)                                  the Company’s books and records.

10.3                        Delivery to Members; Inspection.  Upon the request of any Member, for any purpose reasonably related to such Member’s interest as a member of the Company, the Board shall cause to be made available to the requesting Member the information required to be maintained by clauses (a) through (c) of Section 10.2 and such other information regarding the business and affairs and financial condition of the Company as any Member may reasonably request.

10.4                        Non-Disclosure.  Each Member agrees that, except as otherwise consented to by the Company in writing, all non-public and confidential information furnished to it pursuant to this Agreement will be kept confidential and will not be disclosed by such Member, or by any of its agents, representatives, or employees, in any manner whatsoever (other than to the Company, another Member or any Person designated by the Company), in whole or in part, except that (a) each Member shall be permitted to disclose such information to those of its agents, representatives, and employees who need to be familiar with such information in connection with such Member’s investment in the Company (collectively, “Representatives”) and are apprised of the confidential nature of such information, (b) each Member shall be permitted to disclose information to the extent required by law, legal process or regulatory requirements, so long as such Member shall have used its reasonable efforts to first afford the Company with a reasonable opportunity to contest the necessity of disclosing such information, (c) each Member shall be permitted to disclose such information to possible purchasers of all or a portion of the Member’s Company Units, provided that such prospective purchaser shall execute a suitable confidentiality agreement in a form approved by the Company containing terms not less restrictive than the terms set forth herein, (d) each Member shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Member arising under this Agreement and (e) each Member shall be permitted to report to its shareholders, limited partners, members or other owners, as applicable, regarding the general status of its investment in the Company (without disclosing specific Confidential Information); provided, however, that information shall not be deemed to be confidential information for purposes of this Section 10.4, where such information (i) is already known to such Member (or its Representatives), having been disclosed to such Member (or its Representatives) by a third Person without such third Person having an obligation of confidentiality to the Company (ii) is or becomes publicly known through no wrongful act of such Member (or its Representatives) or (iii) is independently developed by such Member (or its Representatives) without reference to any confidential information disclosed to such Member under this Agreement.  Each Member shall be responsible for any breach of this Section 10.4 by its Representatives.

ARTICLE XI.
OTHER BUSINESS OF MEMBERS

11.1                        Other Investments.  Each of the Members, each Director and their respective Affiliates agents, shareholders, members, partners, officers, directors and employees, including any director or officer of the Company who is also a shareholder, member, partner, officer, director, or employee of any of the Members, each Director and their respective Affiliates (each, a “Specified Party”), have participated (directly or indirectly) in and may, and shall have no duty not to, continue to (x) participate (directly or indirectly) in venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities conducting business of any kind, nature or description (“Other Investments”) and (y) have interests in, participate with, aid and maintain seats on the boards of directors or similar governing bodies of Other Investments, in each case that may, are or will be competitive with the business of the Company, the Partnership and their respective subsidiaries or in the same or similar lines of business as the Company, the Partnership and their respective subsidiaries, or that could be suitable for the Company, the Partnership or their respective its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself, the Partnership and their respective subsidiaries, renounces any interest or expectancy of the Company, the Partnership and their respective subsidiaries in, or in being offered an opportunity to participate in, any such Other Investment or any business opportunities for such Other Investments that are from time to time presented to any Specified Party or are business opportunities in which a Specified Party participates or desires to participate, even if the Other Investment or business opportunity is one that the Company, the Partnership and their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Specified Party shall have no duty to communicate or offer any such Other Investment or business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company, the Partnership or their respective subsidiaries or any equity holder, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, and the Company shall indemnify each Specified Person against any claim that such Specified Person is liable to the Company, the Partnership or their respective equity holders for breach of any fiduciary duty, by reason of the fact that such Specified Party (i) participates in any such Other Investment or pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another person or (iii) fails to present any such Other Investment or business opportunity, or information regarding such Other Investment or business opportunity, to the Company, the Partnership and their respective subsidiaries.

11.2        Survival.  Neither the amendment nor repeal of this Article 11, nor the adoption of any provision of this Agreement, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

11.3        Validity.  If any provision or provisions of this Article 11 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 11 (including, without limitation, each portion of any paragraph of this Article 11 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article 11 (including, without limitation, each such portion of any paragraph of this Article 11 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

11.4        Limitations on Liability.  This Article 11 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Company under this Agreement or applicable law. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Company shall be deemed to have notice of and to have consented to the provisions of this Article 11.

ARTICLE XII.
MISCELLANEOUS

12.1        Waiver of Default.  No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by the Company or a Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by any party of the same provision or any other provision of this Agreement.  Failure on the part of the Company or a Member to complain of any act or failure to act of the Company or a Member or to declare such party in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

12.2        Amendment.

(a)           Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by an amendment approved by the Board; provided, however, that

(i)            no amendment of the terms of this Agreement that (A) increases or extends any financial obligation or liability of a Member, (B) adversely affects a Member’s ability to designate Directors or (C) otherwise adversely affects the obligations or rights of a Member (as a Member under this Agreement) shall  be effective without the prior written consent of such Member;

(ii)           no amendment of Sections 6.1, 6.3, 6.4, 6.10, 6.11, 6.13, 7.1, 7.2, Article XI or this Section 12.2 that adversely affects the obligations or rights of a Member shall be effective as to any Member without the prior written consent of that Member;

(iii)          no amendment of this Agreement that would (A) except as expressly provided for hereunder, increase the size of the Board, (B) grant any Person the right to designate more than one Director, (C) improve the designation rights of a Designating Member disproportionately with respect to any or all of the other Designating Members or (D) reduce the power and authority of the Board, shall be effective without the prior written consent of the effected Designating Member or Designating Members, as applicable;

(iv)          no amendment of Article 6 that would adversely affect the director election rights of holders of AMGP Common Shares in any material respect shall be effective without the approval of a majority of the Company’s Independent Directors;

(v)           no amendment of Section 8.1, 9.1 or 12.3 shall be effective without the prior written consent of all Members; and

(vi)          following a Designation Loss Event for both Warburg and Yorktown, no amendment of Section 6.1 shall be effective without the approval of the holders of a majority of the AMGP Common Shares, excluding AMGP Common Shares held by any Affiliates of the General Partner.  The Partnership shall be a third party beneficiary of this Section 12.2(a)(vi).

(b)           In addition to any amendments otherwise authorized herein, the Board may make any amendments to any of the Schedules to this Agreement from time to time to reflect transfers of Company Units and issuances of additional Company Units.  Copies of such amendments shall be delivered to the Members promptly following execution thereof.

(c)           The Board shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

(d)           Any modification or amendment to this Agreement or the Certificate made in accordance with this Section 12.2 shall be binding on all Members and the Board.

12.3        No Consideration in Respect of Transfers of General Partner Interest of the Partnership.  Notwithstanding anything to the contrary in this Agreement, the Company, the Members and their respective Affiliates shall be prohibited from engaging in any transaction that would result in any consideration or other value, other than de minimis consideration, being received by any such Person in respect of its Membership Interest or any interest in the general partner interest of the Partnership in connection with: (i) the matters described in Section 6.11; (ii) any Change of Control; (iii) the approval or consent of any of the matters described in

Section 6.11 or Section 6.13; (iv) any waiver or amendment of Section 8.1; (v) any Membership Transfer; or (vi) any other transaction that would directly or indirectly result in (A) a Transfer of all or any part of the general partner interest in of the Partnership, (B) the admission of an additional general partner of the Partnership or (C) a Change of Control of the Partnership,  except, in each case, for consideration or value received by a Member or its Affiliates in such transaction that (1) results from such Person holding direct or indirect ownership interests in the limited partnership interests of the Partnership and (2) is proportionate to the consideration or value received by all other holders of the limited partnership interests of the Partnership in such transaction.  The Partnership shall be a third party beneficiary of this Section 12.3, and this Section 12.3 may be amended only with the approval of the holders of a majority of the AMGP Common Shares, excluding AMGP Common Shares held by any Affiliates of the General Partner.  Any amendment or waiver of this Section 12.3 to permit any consideration or other value, other than de minimis consideration, to be received by any such Person in respect of its Membership Interest shall require that such consideration be shared proportionately among the ARI Holders in accordance with their relative sharing ratios after giving effect to any liquidating distributions.

12.4        No Third Party Rights.  Except for the rights provided to the Designating Members in Section 6.1(a) and as provided in Article 7, Section 12.2(a)(vi) and Section 12.3 none of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company.

12.5        Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

12.6        Nature of Interest in the Company.  A Member’s Company Units shall be personal property for all purposes.

12.7        Binding Agreement.  Subject to the restrictions on the disposition of Company Units herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

12.8        Headings.  The headings of the sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

12.9        Word Meanings.  The words “herein,” “hereinafter,” “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural, and vice versa, unless the context otherwise requires.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  When verbs are used as nouns, the nouns correspond to such verbs and vice versa.

12.10      Counterparts.  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

12.11      Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and thereto and supersedes all prior writings or agreements with respect to the subject matter hereof.

12.12      Partition.  The Members agree that the Property is not and will not be suitable for partition.  Accordingly, each of the Members hereby irrevocably waives any and all right such Member may have to maintain any action for partition of any of the Property.  No Member shall have any right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company.

12.13      Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

12.14      Venue.  Any and all claims, suits, actions or proceedings arising out of, in connection with or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. Each party hereto unconditionally and irrevocably submits to the exclusive jurisdiction of such courts with respect to any such claim, suit, action or proceeding and waives any objection that such party may have to the laying of venue of any claim, suit, action or proceeding in such courts. Each party hereto (i) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or of any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (ii) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (ii) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (iii) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

WARBURG PINCUS LLC

By:
Name:
Title:

YORKTOWN PARTNERS LLC

By:
Name:
Title:

Paul M. Rady

Glen C. Warren, Jr.

Schedule I

Company Units

Member	Number of Units	Percentage Interest
Paul M. Rady 1615 Wynkoop Street Denver, Colorado 80202		20%

Glen W. Warren, Jr. 1615 Wynkoop Street Denver, Colorado 80202		20%

Warburg Pincus LLC 450 Lexington Avenue New York, New York 10017		40%

Yorktown Partners LLC 410 Park Avenue, 19th Floor New York, New York 10022		20%